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                                                                    Exhibit 23.6

CONSENT OF INDEPENDENT AUDITORS

We consent to the inclusion in the registration statement of MSX International, Inc. on Form S-4 for the registration of $30,000,000 of MSX International, Inc. 11 3/8% Senior Subordinated Notes due 2008 of our report dated March 27, 1998 on our audits of the financial statements of Lexus Temporaries, Inc. for the years ended December 31, 1997 and 1996. We also consent to the reference to our firm under the caption "Experts".


/s/ Urbach Kahn & Werlin PC

New York, NY
June 29, 1999